                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Tipperary Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                              TIPPERARY CORPORATION
                             633 SEVENTEENTH STREET
                                   SUITE 1550
                             DENVER, COLORADO 80202
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                JANUARY 25, 2000

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Tipperary Corporation (the "Company"), a Texas corporation, will be held in the Management Briefing Center on the fourth floor of Wells Fargo Bank, 633 Seventeenth Street, Denver, Colorado, on Tuesday, January 25, 2000, at 10:00 a.m., MST, for the purpose of taking action on:

1. The election of five directors to serve until the next Annual Meeting of Shareholders or until their successors shall be duly elected and qualified;

2. The ratification of the reappointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent accountants for fiscal 2000;

3. A proposal to increase the number of shares reserved for issuance under the 1997 Long-Term Incentive Plan (the "Plan") from 250,000 shares of Common Stock to 500,000 shares of Common Stock;

4. A proposal to amend the Articles of Incorporation to increase the Company's authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares; and

5. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company's Board of Directors has fixed the close of business on December 1, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. These materials are first being mailed to shareholders on or about December 27, 1999. Both the principal executive office and mailing address of the Company is 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Elaine R. Treece
                                       Corporate Secretary

Date:    December 17, 1999

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE COMPLETE AND PROMPTLY RETURN YOUR SIGNED PROXY IN THE POSTAGE-PAID ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. IF YOU ATTEND THE MEETING YOU CAN REVOKE YOUR PROXY AND VOTE IN PERSON.

PAGE 2                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------

                              TIPPERARY CORPORATION

                                 PROXY STATEMENT

                              SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Tipperary Corporation in connection with the Annual Meeting of Shareholders to be held on Tuesday, January 25, 2000, ("Annual Meeting") in the Management Briefing Center on the fourth floor of Wells Fargo Bank, 633 Seventeenth Street, Denver, Colorado, at 10:00 a.m., MST.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, Proxy Statement and form of proxy, which are first being mailed to the shareholders on or about December 27, 1999, will be borne by the Company. It is contemplated that solicitation of proxies will be primarily by mail, but may be supplemented with personal solicitation by the Company's officers, directors and other regular employees to whom no additional compensation will be paid.

                               REVOCATION OF PROXY

Any shareholder giving a proxy may revoke it at any time prior to its use by notifying the Company either in person or by written notice of the revocation. Each notice must specifically revoke the power to use and vote the proxy. Shareholder attendance at the Annual Meeting may revoke any proxy given by a shareholder. If no specification is made on the proxy, the shares will be voted in accordance with the recommendation of the Board of Directors, as stated herein, or at the discretion of the named proxy with regard to any other matter that may properly come before the Annual Meeting.

                          VOTING AT THE ANNUAL MEETING

The close of business on December 1, 1999, has been fixed by the Company's Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of that date, the Company had issued and outstanding 15,152,157 shares of Common Stock, par value $.02 per share.

The Company's Articles of Incorporation do not permit cumulative voting by shareholders. The Common Stock is the Company's only class of voting securities. Accordingly, each holder of Common Stock as of the record date will be entitled to cast one vote for each share of Common Stock held by him or her.

A quorum for the Annual Meeting will consist of attendance, either in person or by proxy, of a majority of outstanding shares of Common Stock. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the Common Stock present, either in person or by proxy, is required to elect each director nominee, to ratify the reappointment of PricewaterhouseCoopers as the Company's independent accountants for fiscal 2000 and to adopt the proposal to increase the number of shares of Common Stock to be reserved for issuance under the Company's 1997 Long-Term Incentive Plan. A vote of two-thirds of the outstanding shares of Common Stock is required to amend the Articles of Incorporation to increase the Company's authorized shares of Common Stock.

PAGE 3                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 1, 1999, regarding the beneficial ownership of the voting securities of the Company by persons and entities known by the Company to beneficially own more than 5% of the outstanding Common Stock. Except as otherwise indicated, to the knowledge of the Company, each person or entity whose name appears below has sole voting and investment power over its respective shares of Common Stock.

            Name and Address of                     Amount and Nature of
             Beneficial Owner                       Beneficial Ownership                   Percentage of Class
            -------------------                     --------------------                   -------------------
Texland Oil, Inc.(1)                                    3,117,514(2)                               20.6%
33 West Monroe Street
Chicago, Illinois  60603

Slough Estates USA Inc.(1)                              6,898,920(3)                               45.5%
33 West Monroe Street
Chicago, Illinois  60603

Thomson Horstmann & Bryant, Inc.                          957,100                                   6.3%
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663

The Acorn Fund                                            800,000                                   5.3%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

Wanger Asset Management, L.P.                             800,000(4)                                5.3%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

--------------------
 (1) Slough Estates USA Inc. ("Slough"), a Delaware corporation, owns 100% of the Common Stock of Texland Oil, Inc. ("Texland"). Slough is a wholly-owned, U.S. subsidiary of Slough Estates plc ("SEL"). The board of directors of SEL ultimately exercises voting and dispositive power with regard to the shares of the Company's Common Stock held by Texland. SEL is a publicly held limited liability company, whose principal office is located at 234 Bath Road, Trading Estate, Slough SL1 4EE, England.

(2)  Texland is the record owner of the indicated shares.

(3) Of the 6,898,920 shares noted, Slough is the record owner of 3,564,835 of the shares, is the indirect owner of 3,117,514 of the shares through its wholly-owned subsidiary Texland, and holds 216,571 shares as collateral for a loan to a former director of the Company.

(4) Wanger Asset Management, L.P. is the beneficial owner of 800,000 shares held by The Acorn Fund.

PAGE 4                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of December 1, 1999, regarding shares of the Company's Common Stock beneficially owned by each nominee for director, each executive officer and executive officers and directors as a group. Except as otherwise indicated, to the knowledge of the Company, each person has sole voting and investment power over his or her respective shares of Common Stock.

                                                           Amount and Nature of
       Title of Class        Name of Beneficial Owner      Beneficial Ownership            Percentage of Class(1)
       --------------        ------------------------      --------------------            ----------------------
Common Stock                 David L. Bradshaw                     405,169(2)                       2.6%
                             Kenneth L. Ancell                      60,000(3)                        *
                             Eugene I. Davis                        60,000(4)                        *
                             Douglas Kramer                              0
                             Marshall D. Lees                       16,667(5)                        *
                             Jeff T. Obourn                        202,481(6)                       1.3%
                             Lisa S. Wilson                         46,914(7)                        *
                             Larry G. Sugano                        55,449(8)                        *
                             Roger C. Wiggin                        41,296(9)                        *

                             Executive officers and
                             directors as a group, 9 in
                             number                                887,976                          5.6%

-------------

*    less than 1%

(1) Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes 381,901 shares issuable pursuant to options and warrants which are currently exercisable or exercisable within 60 days of December 1, 1999.

(3) Represents 60,000 shares issuable pursuant to a warrant which is currently exercisable or exercisable within 60 days of December 1, 1999.

(4) Represents 60,000 shares issuable pursuant to a warrant which is currently exercisable or exercisable within 60 days of December 1, 1999.

(5) Represents 16,667 shares issuable pursuant to a warrant which is currently exercisable or exercisable within 60 days of December 1, 1999.

(6) Includes 121,667 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 1999.

(7) Includes 38,734 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 1999.

(8) Includes 51,667 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 1999.

(9) Includes 23,334 shares issuable pursuant to options which are currently exercisable or exercisable within 60 days of December 1, 1999.


                      COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors was aided by four standing committees during the fiscal year ended September 30, 1999. The Audit Committee assesses the Company's system of internal control and assists in considering the recommendations and performance of the Company's independent accountants; the Compensation Committee evaluates the performance and compensation of the Company's officers and employees; the Nominating Committee is responsible for consideration of nominations to the Board of Directors from shareholders of the Company; and the Executive Committee performs certain duties and responsibilities as delegated by the Board concerning the day-to-day operations of corporate business. During the fiscal year ended September 30, 1999, Messrs. Davis (Chairman) and Ancell served on the Audit Committee. The Nominating Committee was composed of Messrs. Bradshaw and Lees. Messrs. Kramer, Lees and Davis served on the Compensation Committee and all Board members served on the Executive Committee.

Based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended September 30, 1999, and Forms 5 with respect to such fiscal year, the Company is unaware of any officer, director or beneficial owner who failed to file any reports timely as required by Section 16 of the Securities Exchange Act of 1934.

PAGE 5                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------

                        DIRECTORS MEETINGS AND ATTENDANCE

During the fiscal year ended September 30, 1999, there were six meetings of the Company's Board of Directors. All directors attended at least 75% of the meetings. The Audit Committee and the Compensation Committee each met twice.

                            COMPENSATION OF DIRECTORS

Directors who are officers or employees of the Company are not compensated for serving as directors or for attending meetings. During the fiscal year ended September 30, 1999, the Company compensated its nonemployee, outside directors at the rate of $8,000 annually and $1,000 for each board meeting attended. In January 1999, the Directors agreed to accept a 10% reduction in their compensation in conjunction with a decrease in budgeted expenses. The rate was increased to $8,000 again beginning October 1, 1999 due to improved operating cash flows. Directors are not compensated for attendance at Board committee meetings.

                             EXECUTIVE COMPENSATION

The table below presents the compensation awarded to, earned by, or paid to the Company's President and Chief Executive Officer, its Senior Vice President - Operations and its Chief Financial Officer for the fiscal years ended September 30, as indicated. No other executive officer of the Company received total annual salary and bonus for each year in excess of $100,000.

                           Summary Compensation Table

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------
                                                                                  Awards
                                                                               ------------
                                                Annual Compensation             Securities
                                      ---------------------------------------   Underlying
    Name and Principal      Fiscal                             Other Annual       Options       All Other
         Position            Year      Salary       Bonus     Compensation(1)     /SARs(2)    Compensation(3)
    ------------------      ------    --------     -------    ---------------   ----------    ---------------
David L. Bradshaw,           1999     $181,731     $    --           --            50,000         $1,503
President & Chief            1998     $181,731     $50,000           --                --         $4,809
Executive Officer            1997     $157,521     $20,000           --            75,000         $4,188

Jeff T. Obourn,              1999     $124,615     $25,000           --            40,000         $1,348
Sr. Vice President --        1998     $119,423     $20,000           --            25,000         $2,984
Operations                   1997     $109,038     $15,000           --            20,000         $1,801

Lisa S. Wilson,              1999     $103,077     $10,000           --            30,000         $1,062
Chief Financial Officer

------------------
(1) In addition to the amounts listed, the Company furnished other various benefits, the value of which are not reported in this column because the Company has concluded that the aggregate amount of these benefits is less than 10% of cash compensation paid.
(2) No SARs were granted to any of the named officers during the last three years.
(3) Represents the Company's matching contribution to the Section 401(k) Retirement Savings Plan.

PAGE 6                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


The following table sets forth certain information with respect to stock warrants and options granted to the named executive officers during the fiscal year ended September 30, 1999:

                WARRANT AND OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------------
                                               PERCENT OF TOTAL
                       NUMBER OF SECURITIES    WARRANTS/OPTIONS
                            UNDERLYING            GRANTED TO         EXERCISE OR
                         WARRANTS/OPTIONS     EMPLOYEES IN FISCAL    BASE PRICE
         NAME                 GRANTED                YEAR             ($/SHARE)                 EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------------

David L. Bradshaw             50,000                 27%               $1.50        2 years after termination of employment

Jeff T. Obourn                20,000                 11%               $2.50                       10/1/08
                              20,000                 11%               $1.50                       9/24/09

Lisa S. Wilson                15,000                  8%               $2.50                       10/1/08
                              15,000                  8%               $1.50                       9/24/09



The following table sets forth information with respect to stock warrants and option exercises during the fiscal year ended September 30, 1999, by the named executive officers and the value of such officer's unexercised stock options and warrants at September 30, 1999.

        AGGREGATED WARRANTS AND OPTION/SAR EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END WARRANTS AND OPTION/SAR VALUES

                                                                                              VALUE OF UNEXERCISED IN-
                                                         NUMBER OF UNEXERCISED WARRANTS        THE-MONEY WARRANTS AND
                                                        AND OPTIONS/SARS HELD AT FISCAL              OPTIONS/SARS
                           SHARES                                 YEAR END (#)                    AT FISCAL YEAR END
                        ACQUIRED ON                    ---------------------------------- ----------------------------------
NAME                      EXERCISE     VALUE REALIZED    Exercisable      Unexercisable     Exercisable      Unexercisable
---------------------- --------------- --------------- ----------------- ---------------- ----------------- ----------------
David L. Bradshaw            --              --            381,901           74,999              --             $3,125

Jeff T. Obourn               --              --            121,667           43,333              --             $1,250

Lisa S. Wilson               --              --             36,067           35,333              --             $  938

PAGE 7                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1998, the Company received debt and equity financing of $11,700,000 from Slough Estates USA Inc. ("Slough"), the Company's largest shareholder. This financing was comprised of a loan in the amount of $6,000,000 to be used for development of the Comet Ridge project in Queensland, Australia; $4,000,000 from the issuance of 2,000,000 shares of Common Stock and an additional loan in the amount of $1,700,000. Amounts drawn by the Company on the $6,000,000 development loan through September 30, 1999 were $3,219,000.

The commitment for the $6,000,000 loan was made to the Company's Australian subsidiary and the proceeds from this loan are being used to fund the drilling of eight wells and to expand the gathering system on the Comet Ridge project. The loan is evidenced by a five-year note due December 2003 bearing interest at the rate of 10% per annum. The terms of the note also provide that Slough will receive additional payments based upon a royalty of 7% of gross revenues from both the existing and eight proposed wells until the loan is paid in full, after which it will be on the eight new wells for the life of those wells. In addition to the promissory note for $6,000,000, the Company transferred to Slough 10% of the Common Stock of the Australian subsidiary.

The loan of $1,700,000, together with a $2,700,000 note payable to Slough as of September 30, 1998, and an additional $2,100,000 borrowed subsequent to September 30, 1998, are due under the terms of a note for $6,500,000 due on March 11, 2002, which bears interest at the London Interbank Offered Rate ("LIBOR") plus 3.5%. The $1,700,000 proceeds from this loan and the $4,000,000 proceeds from the issuance of Common Stock were used to reduce bank debt by $4,700,000, which reduced the loan balance due the bank to the new borrowing base level of $11,800,000. The remaining proceeds have been used by the Company for working capital. In connection with this debt and equity financing, the Company also issued to Slough warrants to purchase 500,000 shares of the Company's Common Stock at $3.00 per share, exercisable during a five-year period beginning in December 2000 and ending in December 2005.

On November 19, 1999 the Company and Slough entered into a letter agreement regarding additional financing to be provided by Slough. At a closing contemplated to be held in December 1999, Slough agreed to purchase 6,329,114 newly-issued shares of the Company's preferred stock for total consideration of $10 million, or $1.58 per share. The purchase price per share represented 128% of the average closing price of the Company's Common Stock for the 20 trading days ended November 15, 1999. Also, at the closing, the Company will issue to Slough warrants for 1,200,000 shares of Common Stock at an exercise price of $2.00 per share. The warrants may be exercised during an eight-year period beginning two years from the date of the closing and ending 10 years from the date of closing. The preferred stock will accrue cumulative dividends of 7.75% of the face value per share ($1.58) per year payable semi-annually in arrears, on June 30 and December 31. Dividends on the preferred stock may be payable in Common Stock at the option of the Company based on the greater of the per share book value as set forth in its most recent published financial statements or the average closing market price of the Common Stock during the preceding 10 trading days. The preferred stock plus accumulated but unpaid dividends will be convertible into Common Stock at any time after issuance at the option of the holder and prior to maturity or earlier redemption. Each share of preferred stock will be convertible into one share of Common Stock. The number of shares of Common Stock issuable upon conversion of the preferred stock will be subject to customary anti-dilution provisions. Accumulated but unpaid dividends will be converted into Common Stock based on the greater of the per share book value as set forth in the Company's most recent published financial statements or the average closing market price of the Common Stock during the preceding 10 trading days. The preferred stock will be callable or redeemable by the Company at face amount plus accumulated but unpaid dividends, upon 60 days written notice, five years after issuance of the preferred stock, with mandatory redemption 10 years after issuance at this price. The preferred stock will be subordinated to all existing and future debt. The preferred stock will have no voting rights, other than as a class as provided by Texas law. The Company intends to use $4,000,000 of proceeds from this financing to reduce bank debt and the remaining proceeds for general corporate purposes.

In addition, at the closing of the transaction, Slough will convert approximately 3,000,000 shares of convertible preferred stock into approximately 3,000,000 shares of Common Stock currently authorized but unissued. Before the remaining shares of preferred stock may be converted into shares of Common Stock, the Company must first receive shareholder approval to increase the Company's authorized common shares (see Proposal 4 herein). Should the requisite vote not be obtained at the Annual Meeting on January 25, 2000, Slough will be unable to convert additional shares of preferred stock into Common Stock until such time as the authorization of additional shares is subsequently approved by the shareholders. In addition, without sufficient shares authorized for issuance, Slough would not be able to exercise the warrants received and described above and would hold the preferred shares through the 10-year term. Also, the Company would be unable to exercise its option to pay any accrued dividends on the preferred stock in shares of Common Stock.

PAGE 8                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


The issuance of the shares of preferred stock and the issuance of shares of Common Stock upon conversion of the preferred stock, including dividends, will further increase the control by Slough of the Company. It can be expected that Slough, as the largest stockholder of the Company, will have final authority with respect to all matters regarding shareholder approval. For example, assuming that Slough were to convert all of the preferred stock into Common Stock, Slough would own 61.6% of the outstanding Common Stock of the Company, and would be in sole position to elect the Board of Directors.

The above transaction was approved by the non-interested directors of the Board of the Company on November 18, 1999, but is subject to receipt by the non-interested members of the Board of Directors of an opinion from an independent financial adviser that the above transactions are fair, from a financial view, to the shareholders of the Company other than Slough.

In connection with the transaction, the Company agreed to employ best efforts, including the retention of Hanifen, Imhoff Inc., an investment banking firm, to market and sell substantially all of its domestic oil and gas assets. The proceeds from the asset sales will be dedicated to the repayment of senior debt (anticipated to be $7.8 million) and then to repay the existing $6.5 million promissory note to Slough discussed above.

During the fiscal year ended September 30, 1999, two of the Company's directors were compensated for services other than as director. Mr. Ancell provided consulting services related to the Company's coalbed methane project in Australia at his standard rates for a total of $7,427. Mr. Davis received $40,000 for his services in assisting the Company with its public relations and equity financing efforts.

Other than as set forth above, the Company is not aware of any transaction, or series of similar transactions to which the Company or any of its subsidiaries is or will be a party, in which nominees for election as a director, any principal security holder or any member of the immediate family of any of the foregoing persons has a direct or indirect material interest.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

The Company's By-Laws authorize the Board of Directors to be comprised of not less than three nor more than 15 members. The Company's Board of Directors has presently determined that the Board shall be comprised of five members, but reserves the right to increase the number of directors if the need arises. The five nominees listed below have been recommended by the Nominating Committee and approved by the full Board of Directors. Upon election, they shall constitute at that date the Company's entire Board of Directors.

It is intended that the enclosed proxy will be voted FOR the election of the five nominees named below to the Company's Board of Directors, unless authority to so vote is withheld on the proxy. In the event any nominee is unable to serve as a director for any reason not currently known or contemplated, the person named as Proxy will have discretionary authority in that instance to vote the proxy for any substitute nominee that the Board of Directors may designate. Each nominee elected to serve as director will hold office until the next Annual Meeting or until his successor is elected and qualified.

The following sets forth information as of December 1, 1999, with respect to each nominee for director:

David L. Bradshaw, 45, has been a director of the Company since January 23, 1990, and became President and Chief Executive Officer of the Company on January 16, 1996. Mr. Bradshaw, a certified public accountant, began his employment with the Company in January 1986 as tax manager, and has held various positions with the Company, including Chief Financial Officer and Chief Operating Officer, prior to his current position. Prior to joining the Company, Mr. Bradshaw was an officer and owner in a privately held oil and gas company. From 1977 to 1983, Mr. Bradshaw was employed in public accounting. His last position in public accounting was tax manager, serving oil and gas clients, in the Midland, Texas office of Price Waterhouse.

Kenneth L. Ancell, 57, was elected to the Board of Directors on July 11, 1996, and became Executive Vice President - Corporate Development of the Company on November 18, 1999. Before joining the Company as an employee, Mr. Ancell was a petroleum engineer and a principal in the Houston-based consulting engineering firm of Fairchild, Ancell and Wells. Prior to forming this consulting firm, Mr. Ancell was employed as a petroleum engineer by various energy companies researching coalbed methane development. He has served as a senior project advisor for the United Nations' coalbed methane project in China, and was a Distinguished Lecturer on coalbed methane reserves for the Society of Petroleum Engineers. Mr. Ancell has expertise in oil and gas recovery processes and 20 years of coalbed methane expertise.


Eugene I. Davis, 44, was elected to the Board of Directors on September 2, 1992. Mr. Davis had served as independent legal counsel to the Company since 1984. Beginning in 1999, he has been Chairman and Chief Executive Officer of Pirinate

PAGE 9                                                     TIPPERARY CORPORATION
--------------------------------------------------------------------------------


Consulting Group, L.L.C., a privately held consulting firm specializing in crisis and turn-around management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for public and private business entities. In November 1999, Mr. Davis became a director of PhoneTel Technologies, Inc., a NASDAQ listed company. In May 1999, he was appointed the Chief Executive Officer of SmarTalk Teleservices, Inc. after the company filed a petition under Chapter 11 of the Federal Bankruptcy Code in March 1999. He was Chief Operating Officer of TotalTel USA Communications, Inc. in 1998. Both SmarTalk Teleservices, Inc. and TotalTel USA Communications, Inc. are NASDAQ listed companies. Mr. Davis has been Vice Chairman and Director of Sports Supply Group Inc., a New York Stock Exchange company, since 1997 and was Chief Executive Officer during 1997. He has also been Vice Chairman since 1997 and a Director since 1990 of Emerson Radio Corp., an American Stock Exchange company with a class of equity securities registered under the Securities Exchange Act of 1934. He served as president of Emerson Radio Corp. from 1994 to 1997.

Douglas Kramer, 63, was elected to the Board of Directors on August 19, 1996. Mr. Kramer is Chairman and Director of Draper and Kramer, Inc., a real estate and mortgage banking company headquartered in Chicago. He is also Director of Slough Estates plc, a London-based property company. He is also Chairman and Director of Slough Estates USA Inc., a wholly-owned subsidiary of Slough Estates plc, which beneficially owned approximately 45.5% of the Company's Common Stock as of December 1, 1999.

Marshall D. Lees, 46, was elected to the Board of Directors on September 30, 1995. Mr. Lees joined Slough Estates plc in 1987 and is the Chief Executive Officer of Slough Estates North America, which includes Slough Estates USA Inc., and Slough Estates Canada Limited. He became an Executive Director of Slough Estates plc in 1998. Prior to 1987, Mr. Lees held various management positions with Imperial Group plc and BAT (UK & Export) Ltd., in the United Kingdom.

                               EXECUTIVE OFFICERS

In addition to Messrs. Bradshaw and Ancell shown above, the following sets forth information with respect to the remainder of the Company's executive officers:

Jeff T. Obourn, 41, became employed as the Company's Vice President - Land on February 1, 1993, and was appointed Senior Vice President - Operations on January 16, 1996. From 1987 to 1993, Mr. Obourn was President of Obourn Brothers, Inc., of Englewood, Colorado, an oil and gas land brokerage business.

Lisa S. Wilson, 40, has been Chief Financial Officer of the Company since March 1, 1998. Ms. Wilson joined the Company as tax manager in 1991. From 1985 to 1990, Ms. Wilson, a certified public accountant, was employed in public accounting, most recently as tax manager in the Dallas, Texas, office of Price Waterhouse.

Roger C. Wiggin, 41, became employed as the Company's Vice President - Exploration and Development on April 1, 1997. From 1983 until joining the Company in 1997, Mr. Wiggin was employed by Mitchell Energy and Development Corporation, The Woodlands, Texas, as a geologist. Prior experience also includes a position with Chevron, USA, in Denver.

Larry G. Sugano, 46, a petroleum engineer, was employed by the Company as its Engineering Manager on October 10, 1994. Mr. Sugano held that position until he became Vice President - Engineering on January 24, 1995. During 1994 until his employment with the Company, he served as a consultant to several oil and gas companies. Mr. Sugano was employed by Graham Royalty, Ltd., Denver, Colorado, from 1984 to 1991 as Senior Petroleum Engineer and from 1991 to 1993 as District Manager.

There are no family relationships between or among the executive officers and nominees to the Board of Directors of the Company. There are no arrangements or understandings between any of the directors or nominees or any other person pursuant to which any person was or is to be elected as a director or nominee.

                                   PROPOSAL 2
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, subject to ratification by the shareholders at the Annual Meeting, has reappointed PricewaterhouseCoopers as independent accountants of the Company for the fiscal year ending September 30, 2000. PricewaterhouseCoopers has been the Company's independent accounting firm since 1971. The Company has been advised that neither PricewaterhouseCoopers nor any member thereof has any direct financial interest or any material indirect interest in the Company.

PAGE 10                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------

SHAREHOLDERS ARE REQUESTED TO VOTE FOR THE RATIFICATION OF THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so. It is expected that such representatives will be available to respond to appropriate shareholder questions.

PAGE 11                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------
                                   PROPOSAL 3
             TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                     UNDER THE 1997 LONG-TERM INCENTIVE PLAN

Pursuant to a shareholder vote in January 1997, the 1997 Long-Term Incentive Plan (the "1997 Plan") was adopted to replace a prior option plan that had expired. The following discussion of the terms and conditions of the 1997 Plan is qualified in its entirety by the complete text of the 1997 Plan, a copy of which is on file at the offices of the Company.

The purpose of the 1997 Plan is to provide key management employees of the Company with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the Company by relating compensation to increases in stockholder value, so that the income of key management employees is more closely aligned with the income of the stockholders of the Company. The 1997 Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company. The 1997 Plan reserves 250,000 shares of Common Stock for issuance for a period ending January 2007. The Board is proposing that an additional 250,000 shares of Common Stock be authorized for issuance under the 1997 Plan.

The 1997 Plan is administered by the Board of Directors. The Board, in its sole discretion, selects participants from the eligible employees to whom awards are granted, the amount of each award and other terms and conditions of each award as the Board may determine necessary or desirable and consistent with the terms of the 1997 Plan.

Any shares that are the subject of an award under the 1997 Plan which has lapsed or expired unexercised or unissued will automatically become available for reissue under the 1997 Plan. If the Company shall at any time increase or decrease the number of its outstanding shares of stock or change in any way the rights and privileges of the shares by means of a stock dividend or any other distribution payable upon shares of Common Stock, or through a stock split or like combination or reclassification or reorganization of the Company, the Board will make adjustments to the numbers, rights and privileges of any outstanding awards as it deems appropriate.

Participants in the 1997 Plan will be eligible employees who, in the judgment of the Board, are performing, or will perform, important services in the management, operation and development of the Company, and who significantly contribute, or are expected to significantly contribute to the achievement of the long-term corporate economic objectives of the Company. Participants may be granted from time to time one or more awards under the 1997 Plan. Directors who are also employees of the Company are eligible to participate in the 1997 Plan; however, Board members (who are non-employee directors) cannot participate under the 1997 Plan unless an award is granted to such member by the full Board of Directors.

The 1997 Plan provides that participants may be granted awards in the form of one or more stock options. The Board in its sole discretion determines whether an option is to be considered an incentive stock option as defined in the Internal Revenue Code of 1986 (the "Code") or a non-qualified stock option as defined in the Code. The exercise prices, vesting schedules and other pertinent terms are determined by the Board, but no exercise price for an incentive stock option will be less than the fair market value of the stock on the date the option is granted. Unless otherwise provided in the 1997 Plan, option periods must expire not more than 10 years from the date an option is granted. If the employment of an option holder is terminated within the option period for cause, as determined by the Company, all options granted to the holder will be void for all purposes. The term "cause" means a gross violation, as determined by the Company, of the Company's established policies and procedures. If an option holder dies or becomes disabled during the option period while still employed, his or her options may be exercised by those entitled to do so for up to three months following the option holder's death and for up to 12 months following the option holder's disability. If the employment of the option holder is terminated within the option period for any reason other than cause, disability, or the option holder's death, the option may be exercised by the option holder within three months following the date of termination. In any such case, an option may be exercised only up to the number of shares which were exercisable on or before the date of the option holder's termination, death or disability. No option granted under the 1997 Plan will be transferable by the option holder except by will or pursuant to the laws of descent and distribution. Each option shall be exercisable during the option holder's lifetime only by him or her, or in the event of death, disability or incapacity, by his or her guardian or legal representative. Options may be exercised by (i) payment in cash, (ii) by delivery of certificates representing the number of shares owned by the option holder, the fair market value of which equals the purchase price of the stock purchased pursuant to an option (only with the permission of the Board), or
(iii) by a combination of (i) and (ii) (only with permission of the Board).


The 1997 Plan also allows the Board to award stock appreciation rights ("SARs") either in tandem with a stock option or as a separate award. In general, a SAR is a right to the amount of appreciation over a set period of time represented by a certain number of shares of the Company's Common Stock. Upon a participant's exercise of an SAR, the Company pays the participant an amount equal to the appreciation in market value or book value of the shares underlying the SAR for the period between the

PAGE 12                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------


date of the grant and the date of the exercise. SAR's issued in tandem with a stock option will be exercisable to the extent the option is exercisable; SAR's issuable independently will be exercisable pursuant to the terms established in the grant. An exercisable SAR granted in tandem with a stock option entitles the participant to surrender unexercised the option, or any portion thereof, to which the SAR is attached, and to receive in exchange a payment (in cash, Common Stock or a combination thereof) equal to the fair market value of one share of Common Stock at the date of exercise minus the exercise price of the option times the number of shares covered by the SAR (or portion thereof) which is exercised. With respect to an independently issued SAR, the Board will designate whether the SAR is a "regular" SAR or a "book value" SAR. A "regular" SAR entitles the participant upon exercise to the payment (in cash, Common Stock or a combination thereof) equal to the fair market value of one share of Common Stock at the date of exercise minus the fair market value of one share of Common Stock at the date of grant times the number of shares covered by the SAR (or portion thereof) which is exercised. A "book value" SAR entities the participant upon exercise to the payment (in cash, Common Stock or a combination thereof) equal to the book value of one share of Common Stock at the date of exercise minus the book value of one share of Common Stock at the date of grant times the number of shares covered by the SAR (or portion thereof) which is exercised. SAR's will be subject to transfer restrictions as imposed by the Board; provided, however, that SAR's issued pursuant to an Incentive Stock Option must contain the same transfer restrictions as the Incentive Stock Option. Outstanding SAR's which have not been exercised on the last day prior to expiration will be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made if the participant had chosen to exercise the SAR on the last day prior to expiration. The rules discussed above with respect to stock options concerning termination of a participant's employment for cause, disability, death or otherwise equally apply to SAR's.

The Board is also authorized to grant performance awards relating to the Company's operations. Performance awards are to be granted in the form of Common Stock, subject to terms and conditions as set forth by the Board not inconsistent with the Plan. In general, performance awards will be based upon the attainment of specified criteria within certain time parameters as set by the Board. Such criteria may include, without limitation, the attainment of certain performance levels by the individual participant, the Company, individual departments or other similar groupings.

The 1997 Plan also allows the Board to grant awards in the nature of restricted stock. Pursuant to such an award, shares of Common Stock will be issued to a participant upon payment of consideration as determined by the Board; provided, however, that such consideration may not be less than the par value of the restricted stock issued. The Board is empowered to impose any such restrictions and/or conditions on each restricted stock award as it deems appropriate; provided, however, that such restrictions and/or conditions shall not be for more than 10 years from the date of grant. Shares of restricted stock are to be issued in the name of the participant bearing a restrictive legend prohibiting the sale or transfer of the shares until the expiration of the restriction period. The Board may require that shares of restricted stock remain in the custody of the Company while the restrictions remain in effect. Cessation of employment during a restriction period, subject to the terms of each particular restricted stock award, subjects the shares to forfeiture. Any consideration paid by a participant will be returned, without interest, to the participant upon forfeiture.

The 1997 Plan will be discontinued in the event of dissolution or liquidation of the Company, or in the event of a reorganization of the Company in which the Company is not the surviving or acquiring company, or in which the Company becomes a wholly owned subsidiary of another company and the agreement respecting the reorganization does not specifically provide for continuation of the 1997 Plan. Upon dissolution of the 1997 Plan, all awards shall become fully vested and immediately exercisable and unexercised stock appreciation rights will be redeemed. In the event of a reorganization of the Company in which the Company is not the surviving or acquiring company, or in which the Company becomes a wholly owned subsidiary of another company and the agreement respecting the reorganization specifically provides for continuation of the 1997 Plan, then the 1997 Plan shall continue and the Board will adjust the awards in a manner consistent with the reorganization provisions and the 1997 Plan provisions regarding adjustment, change, conversion or exchange of such awards.

The Board, in its discretion, may waive the forfeiture, termination, or lapse of an award pursuant to the 1997 Plan in the event of retirement or disability of a participant. Awards granted under the 1997 Plan will be subject to all conditions required under Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Company may require any person to whom an award is granted as a condition of the award or exercise of the award to give written assurances satisfactory to the Company that such person is acquiring the securities subject to the award for his own account for investment and not with a present intention of selling or otherwise distributing the same. Furthermore, the Board of Directors is permitted to amend, alter, suspend or terminate the 1997 Plan from time to time, subject to limited exceptions. The 1997 Plan automatically terminates on January 31, 2007 (outstanding awards on that date will remain in full force and effect, however, pursuant to each awards individual terms).

The Company currently has 17 employees, all of whom may be granted options under the 1997 Plan, including all executive officers who are also employees. To date, there have been 252,500 options to purchase Common Stock granted under the 1997 Plan of which 29,000 have expired. None have been exercised. There are currently outstanding 42,000 options to purchase

PAGE 13                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------


Common Stock at an exercise price of $4.38 per share, 20,000 options to purchase Common Stock at an exercise price of $4.44, 12,500 options to purchase Common Stock at an exercise price of $4.56 per share, 25,000 options to purchase Common Stock at an exercise price of $4.00, 89,000 options to purchase Common Stock at an exercise price of $2.50 and 35,000 options to purchase Common Stock at an exercise price of $1.50.

The Board believes that an increase in the number of shares reserved for issuance under the 1997 Plan should be increased from 250,000 to 500,000 will be beneficial to the Company because it will allow the Company to be in a position to retain its executive officers and provide incentives for key employees to remain with the Company. As of December 1, 1999 the closing price of the Common Stock as reported by American Stock Exchange was $1.25 per share. The Board has determined that stockholder approval of this proposal should be solicited.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE 1997 PLAN FROM 250,000 TO 500,000 SHARES.

                                   PROPOSAL 4
               TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
                     THE COMPANY'S AUTHORIZED COMMON SHARES

To provide for future capital needs of the Company, the Board of Directors on November 18, 1999, unanimously adopted a resolution, subject to shareholder approval, to amend Article Four of the Company's Articles of Incorporation to provide additional authorized shares of Class A Common Stock (a copy of Article Four, as it is proposed to be amended, is attached to this proxy statement as Exhibit A). The proposal provides for an increase in the authorized capital stock as follows:

                                    Shares                        Proposed
                                   Currently                        to be
         Title                    Authorized                     Authorized
   --------------                 ----------                     -----------

   Common Stock,                  20,000,000                     50,000,000
   $.02 par value

   Cumulative                     10,000,000                     No change
   Preferred Stock,
   $1.00 par value

   Non-cumulative                 10,000,000                     No change
   Preferred Stock,
   $1.00 par value


Of the 20,000,000 shares currently authorized, 15,161,755 have been issued and approximately 1.8 million shares are reserved for issuance under options and warrants previously granted, leaving approximately 3 million shares currently available for issuance. Should Slough convert its preferred stock into approximately 3 million shares of Common Stock, as contemplated, following the financing transaction scheduled to close in December 1999, there will be few, if any, shares of Common Stock authorized for issuance. Other than the proposed transaction described above under "Certain Relationships and Related Transactions," there is no pending or planned transaction which would require the issuance of any of the newly authorized Common Stock. The additional stock, if authorized, will be used to consummate the transaction with Slough Estates USA Inc. described under "Certain Relationships and Related Transactions," and from time to time on terms and conditions as then determined by the Board of Directors of the Company in accordance with applicable Texas law. While the Board of Directors has no foreseeable plans to issue proposed additional authorized stock other than as discussed above, it believes the Company should have the ability to do so if and when the Board determines that such issuance would be in the best interest of its shareholders. The Board believes that by enabling the Company to issue additional stock, the Company will be in a better position to take advantage of future expansion or capital funding opportunities.

Provisions in Article Four concerning the Preferred Stock are not proposed to be amended.

In accordance with the Articles of Incorporation, no holder of shares of Common Stock shall be entitled, as such, to any preemptive right or preferential right to subscribe to any unissued stock or any other securities which the Company may now or hereafter be authorized to issue.

PAGE 14                                                    TIPPERARY CORPORATION
--------------------------------------------------------------------------------


The proposal is not part of a plan by the Company's management to adopt a series of anti-takeover amendments over a period of time, nor does management presently intend to propose other anti-takeover measures in future proxy solicitations. The proposal is not the result of management's knowledge of any specific effort to accumulate securities of the company or to obtain control of the Company be means of a merger, tender offer, solicitation and opposition to management or otherwise. The measure is being proposed for the reasons set forth above.

At present the Company's Articles of Incorporation and Bylaws do not contain other provisions having anti-takeover effect.

As indicated, there is no specific transaction pending or planned for the issuance of the additional Common Stock proposed to be authorized. It is contemplated that such stock, when issued, may be used to acquire additional capital and to fund the future growth of the Company.

If approved by two-thirds of the issued and outstanding shares of Common Stock, the proposed amendment will become effective upon filing of an Amendment to the Company's Articles of Incorporation with the Texas Secretary of State.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES.

                                  ANNUAL REPORT

An Annual Report containing the Company's audited Consolidated Financial Statements as of September 30, 1999, accompanies this Proxy Statement. The following items from the Annual Report are incorporated herein by reference: (i) the audited consolidated balance sheets of the Company as of September 30, 1999 and 1998; audited statements of operations, cash flows and stockholders equity for each of the three fiscal years ended September 30, 1999; and Notes to the Consolidated Financial Statements; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations. No other part of the Annual Report is or shall be deemed to be incorporated by reference into this proxy statement. No other part of such Annual Report is incorporated herein by reference and no part thereof is to be considered proxy soliciting material.

                                    FORM 10-K

SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE SECRETARY OF THE COMPANY AT 633 SEVENTEENTH STREET, SUITE 1550, DENVER, COLORADO 80202, OR THROUGH A LINK ON THE COMPANY'S WEBSITE AT WWW.TIPPERARYCORP.COM.

                              SHAREHOLDER PROPOSALS

Shareholders desiring to submit proposals for action at the Company's 2001 Annual Meeting of Shareholders, including nominations for the Board of Directors to be considered by the Company's Nominating Committee, must submit such proposals to the Company at its principal offices not later than August 15, 2000.

                             DISCRETIONARY AUTHORITY

The Company's Board of Directors does not know of any other business to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, however, it is intended that the person named in the enclosed proxy will vote said proxy in accordance with his best judgment.

                       BY ORDER OF THE BOARD OF DIRECTORS

                               Elaine R. Treece
                               Corporate Secretary

Date: December 17, 1999

                                    EXHIBIT A
                           (AS PROPOSED TO BE AMENDED)

                                  ARTICLE FOUR

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy million (70,000,000) shares, consisting of ten million (10,000,000) shares of Cumulative Preferred Stock of the par value of one dollar ($1.00) per share, ten million (10,000,000) shares of Non-cumulative Preferred Stock of the par value of one dollar ($1.00) per share, and fifty million (50,000,000) shares of Common Stock of the par value of two cents ($.02) per share. The Cumulative Preferred Stock and Non-cumulative Preferred Stock are sometimes hereinafter referred to jointly as the "Preferred Stock" and shall be equal in rights and preferences and in all respects identical except as specifically set forth in the preferences, limitations and relative rights of the Preferred Stock. The preferences, limitations and relative rights of the Preferred Stock and Common Stock shall be as follows:

    (A)  PREFERRED STOCK

    (1) The shares of each class of Preferred Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Preferred Stock shall be identical, except as set forth in Section 3(a) and Section 4 hereof and as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) The rate of dividend;

         (b) The price at, and the terms and conditions on which, shares may be redeemed;

         (c) The amount payable upon shares in the event of involuntary liquidation;

         (d) The amount payable upon shares in the event of voluntary liquidation;

         (e) Mandatory or optional sinking fund provisions, if any, for the redemption or purchase of shares;

         (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

         (g) Voting rights, including the number of votes per share, or any fraction thereof, the matters on which such shares can vote and the contingencies which make such voting rights effective.

    (2) The Board of Directors of the Corporation is hereby authorized, from time to time, by resolution or resolutions providing for the issuance thereof, to divide the shares of Cumulative Preferred Stock and Non-cumulative Preferred Stock into and to establish series thereof, to designate each such series, to fix and determine the relative rights and preferences of the shares of any series so established, and to issue and sell any and all of the authorized and unissued shares of Preferred Stock as shares of any series thereof established by action of the Board of Directors pursuant hereto.

    (3) Except as specifically noted, the following provisions shall apply to all shares of the Preferred Stock irrespective of class or series:

         (a) To the extent that the resolution or resolutions creating any series of either class of Preferred Stock shall provide that any dividends shall be paid thereon, the holders of Preferred Stock of each such class and series shall be entitled to receive on the dates and for the periods hereafter specified by the Board of Directors, dividends in cash, payable when, if, and as declared by the Board of Directors out of any funds legally available therefor, at such rates as shall be determined by the Board of Directors for the respective series, from the date upon which such shares shall have been originally issued.

                  (i) With respect to Cumulative Preferred Stock, such dividends if any, shall be cumulative from the date of issue, and no dividend (other than a dividend payable in Common Stock of the Corporation) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of, Non-cumulative Preferred Stock, the Common Stock or any other class of stock ranking junior to the Cumulative Preferred Stock as to dividends or assets unless (i) full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment on outstanding Cumulative Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series; and (ii) after giving effect to such payment of dividends, other distribution, purchase, or payment of dividends, other distribution, purchase, or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the consolidated earned and capital surplus of the Corporation, shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distribution, purchase, or redemption. Accumulations of dividends shall not bear interest. Dividends shall not be paid or declared and set apart for payment on the Cumulative Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for payment on the Cumulative Preferred Stock of all series entitled thereto for all dividend periods terminating on the same or earlier date.

                  (ii) With respect to Non-cumulative Preferred Stock, no dividend (other than a dividend payable in Common Stock of the Corporation) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of the Common Stock or any other class of stock ranking junior to the Non-cumulative Preferred Stock as to dividends or assets unless (i) full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Cumulative Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series (ii) full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Noncumulative Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series; and (iii) after giving effect to such payment of dividends, other distribution, purchase, or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the consolidated earned and capital surplus of the Corporation, shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distribution, purchase, or redemption. Dividends shall not be paid or declared and set apart for payment on the Non-cumulative Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for the payment on Non-cumulative Preferred Stock of all series entitled thereto for all dividend periods terminating on the same or earlier date.

         (b) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntarily, or involuntarily, the holders of Preferred Stock of each class and series then outstanding, without any preference for the shares of any class or series of Preferred Stock over the shares of any other class or series of Preferred Stock, shall be entitled to receive in cash out of the assets of the Corporation, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock or of any other class of stock ranking junior to the Preferred Stock as to dividends or assets, the amount determined by the Board of Directors, pursuant to the authority granted in Paragraph (A)(2) of this Article, to be payable on the shares of such series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, together, in all cases involving the Cumulative Preferred Stock with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed on all shares of the Preferred Stock. In the event of such voluntary or involuntary dissolution, liquidation or winding up, as the case may be, then the assets available for payment shall be distributed ratably among the holders of the Preferred Stock of all classes and series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all dividend arrearages to which they are respectively entitled. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Preferred Stock will have no other rights or claims to any of the remaining assets of the Corporation either upon distribution of such assets or upon dissolution, liquidation, or winding up. The sale of all or substantially all of the property of the Corporation to, or the merger, consolidation or reorganization of the Corporation into or with, any other corporation, or the purchase or redemption by the Corporation of the shares of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

         (c) So long as full cumulative dividends on all outstanding shares of Cumulative Preferred Stock for all dividend periods ending on or prior to the date fixed for redemption and full dividends on all outstanding shares of Non-cumulative Preferred Stock for the then current dividend period shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, the Corporation may (i) at the option of the Board of Directors of the Corporation, redeem the whole or any part of the shares of any class or series of Preferred Stock determined by it to be redeemable pursuant to the authority granted in Paragraph (A) (2) of this Article, and without redeeming the shares of any other class or series thereof; or (ii) redeem the whole or any part of any class or series of Preferred Stock to meet any sinking fund requirement determined pursuant to the authority granted in Paragraph (A) (2) of this Article, and without redeeming the shares of any other class or series thereof, in each case on the terms and conditions and at the redemption price so determined for such series, plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. All such redemptions of Preferred Stock shall be effected in accordance with the procedure for redemptions set forth in the Texas Business Corporation Act in effect at the times of such redemptions.

    On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either
(1) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed; or (2) by depositing such sum in a bank or trust company (either such a financial institution located in Texas having capital and surplus of at least ten million dollars ($10,000,000) according to its latest statement of condition, or in such other financial institution which is now or hereafter duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of certificates evidencing the shares of Preferred Stock called for redemption. From and after the date fixed for redemption, (a) the share shall be deemed to be redeemed; (b) dividends thereon shall cease to accumulate; (c) such setting aside or deposit shall be deemed to constitute full payment for the shares; (d) the shares shall no longer be deemed to be outstanding; (e) the holders thereof shall cease to be shareholders with respect to such shares; and (f) the holders shall have no right with respect thereto, except the right to receive their proportionate shares of the funds set aside pursuant hereto or deposited upon surrender of the respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds set aside or deposited pursuant hereto shall belong to the Corporation. If the holders of shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

         (d) So long as full cumulative dividends on all outstanding shares of Cumulative Preferred Stock for all dividend periods and full dividends on all shares of Non-cumulative Preferred Stock for the then current dividend period ending on or prior to the date of purchase shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, the Corporation may purchase, directly or indirectly, shares of Preferred Stock of any class or series to the extent of the aggregate of unrestricted capital surplus and unrestricted reduction surplus available therefor.

         (e) Upon any issue for money or other consideration of any stock of the Corporation that may be authorized from time to time, or treasury stock, no holder of Preferred Stock shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but rather the Board of Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to shareholders or by sale to other disposition as said Board of Directors may deem advisable.

    (4)  Voting Powers

         (a) Except as provided by law, as set forth herein or as may be provided with respect to any series by the Board of Directors pursuant to the authority granted in Paragraph (A) (2) of this Article, the holders of Preferred Stock shall not have any right to vote for any purpose or on any matter whatsoever, all such voting power being vested exclusively in the shares of Common Stock. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation at which they are not entitled to vote.

         (b) The holders of shares of any and all series of Cumulative Preferred stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to these Articles of Incorporation, if such amendment would (i) increase or decrease the aggregate number of authorized shares of Cumulative Preferred Stock; (ii) increase or decrease the par value of shares of Cumulative Preferred Stock; (iii) effect an exchange, reclassification, or cancellation of all or a part of the shares of Cumulative Preferred Stock; (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Cumulative Preferred Stock; (v) change the designations, preferences, limitations, or relative rights of any series of Cumulative Preferred Stock at the time outstanding in those respects in which the shares thereof vary from shares of other series of Cumulative Preferred Stock at the time outstanding; (vi) change the shares of Cumulative Preferred Stock, whether with or without par value, into the same or a different number of shares either with or without par value, of the same class or another class or classes; (vii) create a new class of Preferred Stock having rights and preferences equal, prior, or superior to the shares of the Cumulative Preferred Stock, or increase the rights and preferences of any class having rights, and preferences equal, prior or superior to the shares of the Cumulative Preferred Stock, or increase the rights and preferences of any class having rights or preferences later or inferior to the shares of the Cumulative Preferred Stock in such a manner as to become equal, prior or superior to the shares of the Cumulative Preferred Stock; or (viii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Cumulative Preferred Stock, and no such proposed amendment shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Cumulative Preferred Stock then outstanding which shall be required pursuant to the provisions of the Texas Business Corporation Act in effect at the time of such vote.

         (c) The holders of shares of any and all series of Non-cumulative Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to these Articles of Incorporation, if such amendment would (i) increase or decrease the aggregate number of authorized shares of Non-cumulative Preferred Stock; (ii) increase or decrease the par value of shares of Noncumulative Preferred Stock; (iii) effect an exchange, reclassification, or cancellation of all or a part of the shares of Noncumulative Preferred Stock;
(iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Non-cumulative Preferred Stock; (v) change the designations, preferences, limitations, or relative rights of any series of Non-cumulative Preferred Stock at the time outstanding in those respects in which the shares thereof vary from shares of other series of Non-cumulative Preferred Stock at the time outstanding; (vi) change the shares of Non-cumulative Preferred Stock, whether with or without par value, into the same or a different number of shares either with or without par value, of the same class or another class or classes; or (vii) create a new class of Preferred Stock having rights and preferences equal, prior, or superior to the shares of the Non-cumulative Preferred Stock, or increase the rights and preferences of any class having rights and preferences equal, prior or superior to the shares of the Noncumulative Preferred Stock, or increase the rights and preferences of any class having rights or preferences later or inferior to the shares of the Non-cumulative Preferred Stock, and no such proposed amendment shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Noncumulative Preferred Stock then outstanding which shall be required pursuant to the provisions of the Texas Business Corporation Act then in effect at the time of such vote.

         (d) The holders of shares of any and all classes and series of Preferred Stock outstanding on the record date fixed for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any resolution authorizing (i) any plan of merger or consolidation involving the Corporation;
(ii) the dissolution of the Corporation; and (iii) the sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets of the Corporation, if not made in the regular course of business, and no such resolution shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Preferred Stock then outstanding which shall be required pursuant to the provisions of the Texas Business Corporation Act in effect at the time of such vote.

    (B)  COMMON STOCK

    (1)  Dividends

    Subject to the provisions of Paragraph (A)(3)(a) of this Article, and after making such provisions, if any, as may be required for any mandatory sinking fund applicable to any class or series of Preferred Stock, cash dividends may be paid on the Common Stock to the exclusion of the Preferred Stock as and when declared by the Corporation out of any funds legally available for the payment of cash dividends.

    (2)  Voting Rights

    The holders of shares of Common Stock issued and outstanding, except where otherwise provided by law or by these Articles of Incorporation, shall have and possess the exclusive rights to notice of stockholders' meeting and the exclusive voting rights and powers. Each holder of Common Stock shall be entitled to cast one vote for each share of stock registered in the name of the holder on the books of the Corporation.

    (3)  Distribution of Assets

    In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set aside in cash for the holders of Preferred Stock the full preferential amounts, together with any and all dividend arrearages, to which they are entitled pursuant to the provisions of Part (A) of this Article, the funds, assets, and property of the Corporation shall be distributed pro rata to the holders of Common Stock.

                              TIPPERARY CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 25, 2000

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders ("Notice") of Tipperary Corporation ("the Company") to be held on January 25, 2000, and the Proxy Statement in connection therewith, each dated December 17, 1999, (b) appoints David L. Bradshaw, with the power to act alone or to appoint his substitute, as attorney and proxy to represent and vote, as designated below, all the shares of Common Stock, par value $0.02 per share, of the Company held of record by the undersigned on December 1, 1999, at such Annual Meeting and at any adjournment(s) thereof; and (c) revokes any proxy heretofore given.


1. The election of five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors shall be duly elected and qualified -

    Nominees:  David L. Bradshaw, Kenneth L. Ancell, Eugene I. Davis, Douglas
               Kramer, and Marshall D. Lees.

[ ]  For all nominees, except those              [ ]   WITHHOLD AUTHORITY
     whose name(s) is (are) written below.             to vote for all nominees.


2. The ratification of the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2000;

       [ ]        FOR          [ ]        AGAINST         [ ]        ABSTAIN


3. A proposal to increase the shares of Common Stock reserved for issuance under the Company's 1997 Long-Term Incentive Plan from 250,000 to 500,000;

       [ ]        FOR          [ ]        AGAINST         [ ]        ABSTAIN


4. A proposal to amend the Articles of Incorporation to increase the Company's authorized shares of Common Stock from 20,000,000 shares to 50,000,000 shares;

       [ ]        FOR          [ ]        AGAINST         [ ]        ABSTAIN


5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                    (Continued, and to be signed, on page 2)

                           (Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR PROPOSALS NO. 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

If your shares are registered in the name of a brokerage firm or bank, only your bank or broker can vote your stock and only after receiving your specific instruction.

This proxy revokes all prior proxies.
Dated:                          ,        .      Signature(s):
      --------------------------  -------

                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                             Important: please date this proxy
                                             and sign exactly as your name
                                             appears to the left. When signing
                                             as attorney, administrator, trustee
                                             or guardian, please give your full
                                             title as such. When stock is in the
                                             name of more than one person, each
                                             such person should sign the proxy.